Exhibit 99.3

C123456789IMPORTANT SPECIAL MEETING INFORMATION000004000000000.000000 ext000000000.000000 extENDORSEMENT_LINE______________ SACKPACK_____________000000000.000000 ext 000000000.000000 ext000000000.000000 ext 000000000.000000 extMR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your voting instruction card, you may choose one of the voting methods outlined below to vote. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern time, on October 25, 2016. Vote by Internet • Go to www.investorvote.com/PBCP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure websiteVote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded messageSpecial Meeting Voting Instruction Card – Equity Incentive Plan1234 5678 9012 345q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against AbstainFor Against Abstain1. Approval of the Agreement and Plan of Merger, dated as of June 2, 2016 (the “Merger Agreement”), as it may be amended from time to time, by and between Prudential Bancorp, Inc., a Pennsylvania corporation, and Polonia Bancorp, Inc., a Maryland corporation.2. Approval of an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below.Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.MMMMMMMC 1234567890 J N TMR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND0 2 D V2 8 8 7 0 9 3MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND02F1PC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qVoting Instruction Card — Polonia Bancorp, Inc.Special Meeting of ShareholdersTuesday, October 25, 2016 11:00 a.m. (Eastern Time) 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania This Voting Instruction Card is Solicited by the Board of DirectorsCommunity Bank of Pleasant Hill dba First Trust of MidAmerica, as Trustee and holder of record and custodian of all unvested restricted shares of Polonia Bancorp, Inc. (the “Company”) common stock awarded to me under the Polonia Bancorp, Inc. 2013 Equity Incentive Plan, is hereby authorized to represent and vote all shares of Company common stock credited to the undersigned’s account at the Special Meeting of Shareholders of Polonia Bancorp, Inc. to be held on October 25, 2016, at 11:00 a.m. (Eastern Time), at 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, PA, or at any postponement or adjournment thereof.Shares represented by this voting instruction card will be voted as directed by the plan participant. If no such directions are indicated, the shares allocated to the plan participant will be voted by the plan trustee in accordance with the terms of the plan and applicable law.(Items to be voted appear on reverse side.)

Dear Stock Award Recipient:On behalf of the Board of Directors of Polonia Bancorp, Inc. (the “Company”), I am forwarding you the attached voting instruction card provided for you to convey your voting instructions to Community Bank of Pleasant Hill dba First Trust of MidAmerica (the “Trustee”) on the proposals to be presented at the Special Meeting of Shareholders of Polonia Bancorp to be held on October 25, 2016. Also enclosed is a Notice and Proxy Statement for the Special Meeting of Shareholders.You are entitled to vote all unvested shares of restricted Company common stock awarded to you under the Polonia Bancorp, Inc. 2013 Equity Incentive Plan (the “Incentive Plan”) that are unvested as of August 4, 2016. The Trustee will vote these shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients. All shares of Company common stock for which timely voting instructions are not received will be voted as directed by the Company.To direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, you must complete and sign the attached voting instruction card and return it in the enclosed postage-paid envelope no later than October 18, 2016. Computershare will tabulate your vote on behalf of the Trustee.If you participate in several stock-based benefit plans you will receive multiple voting instruction cards. Please submit all voting instruction cards you receive.Sincerely,Paul D. Rutkowski Chief Financial Officer and Corporate Secretary